Exhibit 10.2

Transition Agreement

This Transition Agreement (the “Agreement”) sets forth the mutual agreement of Champion Homes, Inc., for itself, its subsidiaries, and related entities (collectively, the “Company”) and Laurie Hough (“Executive”) regarding the subject matters addressed below. The Company and Executive may be referred to collectively as the “Parties”.

WHEREAS, Executive is currently employed by Champion Homes, Inc. as Executive Vice President, Chief Financial Officer and Treasurer, and the Parties agree that her employment will end; and

WHEREAS, Executive is employed pursuant to that certain Amended and Restated Employment Agreement dated March 13, 2023, between Executive and the Company (the “Employment Agreement”); and

WHEREAS, the Company and Executive mutually agree that it is in their best interests to cooperate during the Executive’s transition from the Company, and to memorialize the new terms and conditions of employment during that transition which will supersede and replace the terms and conditions of the Employment Agreement;

NOW THEREFORE, in consideration of the mutual agreements and promises set forth in this Agreement, the receipt and sufficiency of which are acknowledged, the Company and Executive agree as follows:

1.
Separation Date. Unless sooner terminated as provided in Section 7, Executive’s employment with the Company will terminate on May 31, 2026 (the “Separation Date”). This Agreement shall supersede the Employment Agreement as of the Transition Date (as defined below), and the Employment Agreement shall thereafter be of no further force or effect. As of the Transition Date, this Agreement, the Indemnification Agreement (as defined below), the agreements related to the Options (as defined below) and the Award Agreements (as defined below) shall govern the terms and conditions of Executive’s employment through the Separation Date.

2.
Transition Period. For the period between the date this Agreement is executed by all parties (the “Transition Date”) and the Separation Date (such period, the “Transition Period”), Executive will continue her employment with the Company. She will remain in her position as Executive Vice President, CFO and Treasurer until such time as the Company appoints a new CFO, at which time Executive shall be assigned such other executive-level role and title designated by the Board of Directors of the Company, including, but not limited to, the title “Executive Financial Advisor.”

a.
During the Transition Period, Executive will perform the professional duties and responsibilities of her role and title as assigned by the Company from time to time. During the Transition Period, Executive will cooperate in the orderly transition of Executive’s duties. Executive shall abide by all applicable agreements with the Company and all work rules, regulations, policies, and all lawful instructions and directives of the Company.

b.
Executive will use her reasonable best efforts in the performance of the duties and responsibilities as assigned to her from time to time, and Executive will make commercially reasonable efforts to perform those duties and responsibilities to the reasonable satisfaction of the Company in a positive and collaborative manner. Such duties and responsibilities will include, but are not limited to, the following:

i.
Serve as the Company’s Executive Vice President, CFO and Treasurer until such time as the Company appoints a new CFO;
ii.
Lead the Company’s finance; accounting; tax; risk management and treasury teams;
iii.
Manage preparation of financial statements and manage review process with outside auditor;
iv.
Manage the Company’s forecasting and budget processes;
v.
Review monthly financial statements;
vi.
Work with the team to manage the preparation of quarterly and annual reports with the Securities and Exchange Commission and submit appropriate certifications relating thereto, including certifications utilized in the Company’s disclosure committee process;
vii.
Make all commercially reasonable efforts to remediate the Material Weakness as was described in the Company’s 10K for Fiscal Year 2025;
viii.
Participate in calls with banking partners, insurers, shareholders, investors and analysts, as appropriate;
ix.
Take all actions to assist with the transition of Executive’s role to internal and external resources as specified by the Company; and
x.
Assist in transition of relationships with outside service providers.

c.
Unless otherwise directed by the Company, Executive shall work on a full-time basis. At the Company’s sole discretion, Executive may be directed to work remotely, work as needed, or not work at all during the Transition Period.

d.
Executive will return all property and Confidential Information of the Company and its Affiliates (as that term is defined in the Award Agreements) on or before the Separation Date, unless otherwise agreed by the Company.

3.
Compensation and Benefits During the Transition Period. During the Transition Period, the Company shall continue to pay Executive’s base salary as of the Transition Date minus all required taxes and withholdings, which will be payable in accordance with the Company’s general payroll practices. During the Transition Period, Executive will be eligible to continue to participate in all insurance and benefit plans and programs Executive was participating in as of the Transition Date, subject to and in accordance with the terms of those plans and programs, and she will be entitled to take paid vacation and receive expense reimbursements consistent with past practice. Executive shall be entitled to participate in the Company’s long term and short term incentive programs in the same manner as other similarly situated executives and pursuant to her current participation levels and the terms of the applicable plans; provided, however, Executive shall not (i) have any STI entitlement for the Company’s FY27, (ii) receive any additional equity grants or other awards under the Plan (as defined below) or any other equity or long term incentive plan or program; and (iii) be entitled to a merit increase.

4.
Cooperation. Following the Separation Date, Executive will give Company her full cooperation in connection with any existing or future claims, lawsuits, regulatory actions, investigations or proceedings that relate in any manner to Executive’s conduct or duties at Company or that are based on facts about which Executive obtained personal knowledge while employed at Company or is alleged to have such knowledge. In addition, for a period of one (1) year following the Separation Date, Executive shall, as reasonably requested by the Company from time to time, reasonably cooperate to provide information or assistance regarding transition and other matters, including (a) participating in any virtual or other meetings as may be reasonably requested and scheduled by the Company (in consultation with Executive) during regular business hours from time to time, and (b) responding in a timely manner to emails and phone messages, if any, from the Company, with such commitment not anticipated to exceed ten (10) hours per month. The Company will reimburse reasonable pre-approved expenses incurred during this cooperation period.

5.
Payments. Subject to the terms and conditions of this Agreement and Executive’s compliance in all material respects with all of her obligations hereunder, in addition to Accrued Compensation, Company agrees to pay Executive severance pay in the total amount of twelve (12) months of base salary continuation at an annualized rate of $556,000, which will be payable in bi-weekly installments beginning in the next payroll period following the date that the Final Release described below becomes effective (the “Payments”). The Payments shall be made minus all required taxes and withholdings, and will be payable in accordance with the Company’s general payroll practices. The Payments are expressly conditioned upon Executive entering into an Effective Final Release as provided in Paragraph 8.b. The Payments shall not be due or made unless and until there is an Effective Final Release between the Parties.

6.
Equity Plan Awards. Executive has been granted certain restricted stock unit awards (RSUs) and performance stock unit awards (PSUs) (each, an “Award,” and collectively, the “Awards”) pursuant to the terms of the Company’s 2018 Equity Incentive Plan (the “Plan”) and an award agreement applicable to each Award (each, an “Award Agreement” and collectively, the “Award Agreements”). The Parties acknowledge and agree that, subject to the terms of each Award Agreement and the Plan, vesting of each Award shall continue while the Executive is employed, provided that each Award shall continue to be subject to forfeiture, clawback and other restrictions as provided in the applicable Award Agreement or the Plan and that Exhibit B reflects the vesting after the Separation Date of each Award and Option outstanding as of the Separation Date. In addition, any breach of the covenants of Paragraphs 9, 10, 11, and 12 of this Agreement shall, for the purposes of the Award Agreements, be deemed to be Executive engaging in restricted activities prohibited by the covenants set forth in the Award Agreements, including, without limitation, covenants regarding competition, solicitation, and confidentiality. The Parties agree that each Award Agreement shall be deemed amended to conform to the provisions of this Paragraph 6 and that, except as otherwise provided herein, each Award Agreement shall continue in effect in accordance with its terms. The Parties further agree that so long as Executive is in compliance in all material respects with the terms of this Agreement and remains in continuous employment with the Company through the Separation Date, the first two-thirds of the units granted (i.e., the first and second tranche of the award) pursuant to the special equity award granted to Executive on August 14, 2025, shall vest on the date of the Effective Final Release (the “Special Equity Vesting”). The Parties acknowledge and agree that Executive shall retain the nonqualified stock options granted to Executive listed on Exhibit B (the “Options”) and that the Options will continue in accordance with Exhibit B, and the applicable Plan documents and Award Agreements.

7.
Early Termination.

a.
Early Termination of Employment. If (i) Executive's employment is terminated by Company before the Separation Date for any of the reasons described in Paragraph 7.b of this Agreement, or (ii) Executive quits, resigns, or otherwise voluntarily leaves employment before the Separation Date, or (iii) or Executive’s employment ends due to Executive’s death or Disability, in any such event Executive’s last day of employment will be the date of such termination or resignation, or date of death or Disability, and Executive will not be eligible to receive, and will forfeit, the Payments and the Special Equity Vesting.

b.
Violation of Terms and Conditions. If at any time Executive materially breaches any of the terms or conditions of this Agreement, or any of the terms and conditions of the Award Agreements or the Plan applicable to Executive, or any other agreement between Executive and Company, or violates Company’s Code of Conduct or any other Company’s written policy generally applicable to employees of Executive's level and position, Company may terminate Executive's employment and shall not be obligated to make the Payments. The Payments and the Special Equity Vesting shall also be subject to cessation and/or clawback if the Executive violates any of Executive’s post-employment obligations to the Company, including all covenants set forth in the Award Agreements, including, without limitation, covenants regarding competition, solicitation, and confidentiality.

c.
Executive’s Death. In the event of the Executive’s death prior to the Separation Date, the Executive’s employment shall immediately and automatically terminate. In such event, the Executive’s estate shall be entitled to receive: (i) (A) any Base salary earned but not paid during the final payroll period of the Executive’s employment through the date of such termination, including pay for any vacation time earned but not used through the date of termination, payable in accordance with the Company’s regular payroll practices on the Company’s next regular pay date following the date of such termination (or earlier, if so required by applicable law) and (B) any business expenses incurred by the Executive but unreimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within sixty (60) days of such termination, that such expenses are reimbursable under Company policy, (all of the foregoing, subject to the timing of payment rules therein, “Accrued Compensation”) and (ii) a prorated annual bonus for the fiscal year in which termination occurs, calculated in the same manner and paid at the same time as bonuses payable to Company executives generally; provided, however, that if paying such amount on the date on which bonuses are paid to Company executives generally would result in an additional tax on the Executive or her estate under Section 409A, then such bonus shall be payable no later than June 15 of the year following executive’s death. Except as provided herein, following the Executive’s death, the Company shall have no further obligation hereunder.

d.
Executive’s Disability. The Company may terminate the Executive’s employment hereunder, upon notice to the Executive, in the event that the Executive becomes Disabled as defined in Section 409A during her employment hereunder. In the event of such termination, the Company shall have no further obligation to the Executive, other than for payment of (i) Accrued Compensation and (ii) a prorated annual bonus for the fiscal year in which termination occurs, calculated in the same manner and paid at the same time as bonuses payable to Company executives generally; provided, however, that if paying such amount on the date on which bonuses are paid to Company executives generally would result in an additional tax on the Executive or her estate under Section 409A, then such bonus shall be payable no later than June 15 of the year following Executive’s termination. The Board may designate another employee to act in the Executive’s place during any period of the Executive’s Disability. Notwithstanding any such designation, the Executive shall continue to receive the base salary in accordance and benefits, to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for long-term disability income benefits under the Company’s long-term disability income plan or until the termination of her employment, whichever shall first occur. Notwithstanding anything in this Section 7(d) to the contrary, and for the avoidance of doubt, the combination of base salary and short-term disability income benefits (if any) during the period of Executive’s disability shall not exceed the amount of compensation and benefits that the Executive would have received during such period had the Executive been actively at work during such period. While receiving long-term disability income payments under the Company’s long-term disability income plan, the Executive shall not be entitled to receive any base salary, but shall continue to participate in Company benefit plans, subject to the terms of such plans, until the termination of her employment. If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of her duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or her duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on the Executive.

8.
Compete Release of Claims. The Transition Period, the Special Equity Vesting and the Payments are expressly conditioned upon Executive signing, and not thereafter revoking, this Agreement and its general release of legal claims and the Final Release as provided herein.

a.
General Release of Legal Claims. Executive hereby fully releases Company and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and Affiliates (including, without limitation, all agents, directors, officers, employees, representatives, and attorneys of such subsidiaries, joint ventures, and affiliates) (collectively, “Released Parties”), and each of them, from any and all claims, liabilities, actions, or causes of action of any kind or character whatsoever, whether at law or in equity, whether known or unknown, whether contingent or absolute, which Executive may have against any of them. This is a general release of legal claims. This general release and waiver of claims includes, without limitation, claims under any state or federal constitution, statute, law, rule, regulation, or common-law principle of tort, contract, or equity, except for the obligations of the Company under this Agreement. This general release and waiver of claims includes, without limitation, claims for personal injuries, back pay, attorneys’ fees, losses or damage to real or personal property, economic loss or damage of any kind, breach of contract (express or implied, including the Employment Agreement), defamation, breach of any covenant of good faith (express or implied), tortious interference with contract, wrongful termination, business or personal tort (whether intentional or negligent), misrepresentation, or any other losses or expenses of any kind (whether arising in tort, contract, or by statute) arising out of Executive’s employment relationship with or separation from the Company and/or any other alleged acts or omissions by the Released Parties not expressly excluded herein. This general release and waiver of claims includes, without limitation, any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those arising under or relating to qui tam, employment discrimination, termination of employment, retaliation, payment of wages or provision of benefits, and the following federal statutes (in each case as amended): Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act (“ADA”), the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act (“FMLA”), the Fair Labor Standards Act (“FLSA”), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act “"COBRA”), and the Occupational Safety and Health Act (“OSHA”).

b.
Final Release. No earlier than the Separation Date, Executive will execute the final release attached hereto as Exhibit A (the “Final Release”). The Final Release will also have a consideration period of at least twenty-one (21) days, and a Revocation Period of at least seven (7) days after such Final Release is signed by Executive. If Executive timely signs and does not thereafter revoke the Final Release during its Revocation Period, the Final Release will constitute an “Effective Final Release,” and Company will provide Executive with the Payments described in Paragraph 5, except as otherwise provided in Paragraph 7.b above.

c.
Claims that Are Not Released. Notwithstanding the foregoing, the release contained herein, and the Final Release, shall not release or waive: (i) any rights or claims that Executive might have which arise as a result of any conduct that occurs after Executive signs this Agreement or after Executive signs the Final Release; (ii) any rights or claims for benefits under or workers’ compensation law or for continuation rights under COBRA; (iii) any claims that by law cannot be waived in a private agreement between an employer and an employee, including (without limitation) the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency; however, Executive waives any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on Executive’s behalf; (iv) rights to vested benefits under any applicable retirement and/or pension and/or deferred compensation plans; (v) rights under the applicable terms of equity plans and agreements (including the Award Agreements and the agreements related to the Options); and/or (vi) any claims to enforce the terms of this Agreement. Additionally, nothing contained herein shall be deemed to waive Executive’s right to directors and officers insurance coverage held by the Company or under the Skyline Champion Corporation Indemnification Agreement referenced in Section 9 of the Employment Agreement (the “Indemnification Agreement”).

d.
Consideration and Revocation Periods. Executive is advised to consult with an attorney before signing this Agreement or its Exhibit A. Executive understands that Executive may take up to twenty-one (21) days following Executive's receipt of this Agreement and its Exhibit A to consider this Agreement and its Exhibit A. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Provided, however, Executive may not sign the Exhibit A before the Separation Date.
i.
If Executive accepts this Agreement, Executive must sign it and return it to Alan Robertson, CHRO (arobertson@championhomes.com) on or before the expiration of the 21-day period following Executive’s receipt of this Agreement. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least twenty-one (21) days in which to consider it.
ii.
In addition, Executive understands that Executive has a period of seven days following the date of signing this Agreement within which to revoke this Agreement. To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to Alan Robertson, CHRO (arobertson@championhomes.com) within seven (7) days from the date Executive signed it. If Executive elects to revoke this Agreement, this Agreement shall be of no force or effect.

e.
Indemnification; Complete Defense. Executive agrees to indemnify any and all of the Released Parties from any and all losses, damages, or expenses whatsoever, including without limitation attorneys’ fees and costs, that any and all of them may incur by virtue of Executive’s pursuit of any claim, damage, lawsuit, injury, liability, or cause of action released in this Agreement and its Exhibit A, including without limitation, Executive’s filing or presentation of any sort of written claim for monetary damages and/or the filing of any lawsuit. Executive agrees that, in the event of Executive’s pursuit or filing of any such claim (subject to Paragraph 2 of Exhibit A), the Released Parties shall be entitled to invoke and rely on this Agreement and its Exhibit A as an absolute bar and complete defense, and that the Released Parties shall be entitled to assert an affirmative claim against Executive for breach of this Agreement.

9.
Restrictive Covenants.

a.
During the Restricted Period (as defined below), Executive shall continue to abide by all covenants and restrictions in any agreement with the Company and its Affiliates with respect to noncompetition, nonsolicitation, confidential information, and intellectual property, including, without limitation, all such restrictive covenants enumerated in the Award Agreements, as amended by this Agreement.

b.
For the purposes of this Agreement and notwithstanding anything to the contrary in the Award Agreements, the term “Restricted Period” shall mean the term of Executive’s employment with the Company and the period of twenty-four (24) months immediately following the Separation Date. Additionally, in consideration of the Payments and the other terms and benefits of this Agreement, Executive and the Company intend and agree that the term “Restricted Period” as used and defined in any and all Award Agreements and their exhibits should be amended to conform to the definition in this Agreement. Accordingly, the Parties intend and agree that the term “Restricted Period” as used in any and all Award Agreements shall mean the term of Executive’s employment with the Company and the period of twenty-four (24) months immediately following the Separation Date. Except as amended by Paragraph 6 and this Paragraph 9.b of this Agreement, no other changes to the Award Agreements are intended or made by this Agreement, and each Award Agreement, as amended hereby, shall continue in effect in accordance with its terms.

10.
Confidential Information.

a.
For the purposes of this Agreement, “Confidential Information” means any proprietary business information of Company and its Affiliates in any form that is not generally known by the public or in the industry, including, but not limited to, the following: any and all business plans and strategies; financial information; proposals, reports, forecasts, and marketing plans and information; market intelligence; training information; cost information; customer information; sales volume and other sales statistics; personnel data; pricing information; concepts, ideas, and inventions; plans, formulas, models, mockups, samples, product and service plans; product and device prototypes; technical designs and specifications; product designs, product blueprints, sketches, graphs, drawings, and photographs; data; manuals and instructions; documentation, notes, and analysis; compilations, studies, summaries and confidential reports; procedures; information respecting past, current, and planned research and development; information respecting existing and proposed investments and acquisitions; information respecting providers and suppliers; information respecting vendors and contractors; information respecting operations; information respecting any and all devices, products, and services; information respecting repairs and maintenance; information respecting testing and modification; information respecting computer programs, systems, software, hardware, firmware, technical data, database technologies, structures, and architectures (including, without limitation, related documentation, source and object codes, devices, processes, improvements, discoveries, concepts, ideas, designs, and methods); information marked or designated as confidential, privileged, or secret; and all other knowledge and information of a confidential and proprietary nature, which has ever been or will be revealed to or discovered by Executive. “Confidential Information” shall not include information that (a) has become generally available to the public other than as a result of Executive’s violation of this Agreement, (b) was available to Executive on a non-confidential basis prior to her employment with Company, or (c) has become available to Executive on a non-confidential basis from a source other than Company or any Affiliate of Company who has the right to disclose such information without violating any right or privilege of Company. This definition shall not limit any definition of “confidential information” or any equivalent term under applicable law.

b.
Except in the course of performing Executive’s obligations under this Agreement or pursuant to written authorization from Company, Executive shall hold in confidence and shall not: (a) directly or indirectly through any other person or entity reveal, report, publish, disclose or transfer Confidential Information to any person or entity; or (b) use any Confidential Information for any purpose other than for the benefit of Company and its Affiliates. Executive acknowledges that Company may, from time to time, have agreements with other persons or entities that impose obligations or restrictions on Company regarding work to be performed by Executive, or regarding the confidential nature of the work or the confidential or proprietary information of any third party disclosed during or used as part of such work. Executive agrees to be bound by all such obligations and restrictions about which Company notifies Executive. Executive’s obligations under this Paragraph shall survive until the expiration of the Restricted Period. The covenants and terms of this Paragraph 10 shall be in addition to, and shall not amend or supersede, any covenants regarding confidentiality and trade secrets in other agreement between Executive and the Company, including the Award Agreements.

11.
Confidentiality of Agreement. Except as required for public disclosure under the U.S. securities laws, Executive will keep the terms, amount, and fact of this Agreement completely confidential. Notwithstanding the foregoing, Executive may disclose pertinent information concerning this Agreement to Executive's attorneys, tax advisors and financial planners, and Executive's spouse and other close family members, provided they have previously been informed of and have agreed to be bound by this confidentiality clause. Executive understands and agrees that a breach of this confidentiality clause by Executive’s spouse and other close family members will be deemed a breach of this Agreement by Executive.

12.
Non-disparagement. During the Restricted Period, Executive shall not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is reasonably likely to be detrimental in any material respect to the reputation or goodwill of Company or any other Released Parties, including, but not limited to statements regarding Executive’s employment with the Company or the transition to a new CFO. Executive understands that Executive’s compliance with a subpoena or other compulsory legal process, applicable law, or court order, or Executive’s participation as a witness in any lawsuit will not be a violation of this Paragraph.

13.
Participation in Government Matters. Nothing in this Agreement restricts or prohibits Executive from communicating with, providing testimony before, providing Confidential Information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a governmental agency or entity (without the need to seek Company’s prior approval), including the EEOC, the Department of Justice, the Securities Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, Executive acknowledges and agrees that Executive is waiving Executive's right to receive any individual monetary relief from resulting from such claims.

14.
Tax Matters; Section 409A Compliance. Executive shall be solely responsible for Executive’s own federal, state, and local tax liabilities with respect to the amounts paid under this Agreement. All compensation and payments to Executive, including the Payments, shall be subject to all applicable taxes and required withholdings. The Payments and benefits payable pursuant to this Agreement are intended either to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and regulations thereunder (“Section 409A”), as payments that would fall within the “short-term deferral period” within the meaning of Treasury Regulation Section 1.409A-1(b)(4) and/or the

separation pay exception in Treasury Regulation Section 1.409A-1(b)(9), to the extent available, or to comply with the provisions of Section 409A. This Agreement shall be interpreted to avoid any penalty or sanctions under Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to the maximum extent permitted to be exempt from or compliant with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A and regulations thereunder. In connection therewith:

a.
It is intended that each installment of the Payments and benefits hereunder shall be treated as a separate “payment” for purposes of Section 409A.
b.
References to Executive's termination, termination of employment, termination of service, or words of similar import shall mean Executive’s “separation from service” as such term is used in Section 409A.
c.
To the extent that the Payments and benefits under this Agreement are deferred compensation subject to Section 409A and are contingent upon Executive’s taking any employment-related action, including without limitation execution (and non-revocation) of another agreement, such as a release agreement, and the period within which such action(s) may be taken by Executive would begin in one calendar year and expire in the following calendar year, then such amounts or benefits shall be paid in such following calendar year.
d.
If as of the Separation Date, Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B) or any successor provision thereto), then with regard to any payment or provision of benefit that is subject to Section 409A as deferred compensation and is due upon or as a result of Executive's “separation from service,” notwithstanding any contrary provision under this Agreement, such payment or benefit shall not be made or provided, to the extent making or providing such payment or benefit would result in additional taxes or interest under Section 409A, until the date with is the earlier of (A) expiration of the six (6)-month period measured from such “separation from service,” and (B) the date of Executive's death (the ‘Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump-sum, and any remaining payments and benefit due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them in this Agreement.
e.
While this Agreement is intended to be exempt from or compliant with Section 409A, the Company neither makes nor has made any representation, warranty or guarantee of any federal, state or local tax consequences of Executive’s entitlements under this Agreement, including, but not limited to, under Section 409A.

15.
Miscellaneous.

a.
Non-Admission of Liability. By entering into this Agreement, neither Company nor Executive admits any liability or wrongdoing.
b.
Future Employment. Executive agrees that Executive has no right to future employment at Company. Executive understands that former Company employees may only be rehired in exceptional circumstances in Company’s sole discretion. Executive further expressly waives and opts out of all future claims, whether asserted on an individual or class action basis, against any Released Party related to a decision not to hire Executive. If Executive is rehired by Company or any of its Affiliates within twelve (12) months following the Separation Date, then Executive may be required to repay a prorated portion of any Payments previously paid, as determined by Company.
c.
Employment and Other Agreements; Amendment. Subject to Paragraph 6 & 9.a hereof, this Agreement supersedes all other understandings and agreements, oral or written, between the Parties with respect to the subject matter hereof (including the Employment Agreement), and constitutes the sole agreement between the Parties with respect to its subject matter. Provided, however, Executive acknowledges and agrees that the provisions of agreements (including the Award Agreements) and amendments thereto that Executive previously entered into with Company and its Affiliates that are intended to survive Executive's termination of employment, as well as the Indemnification Agreement, the Award Agreements and the agreements related to the Option, shall remain in full force and effect. This Agreement may not be modified or amended unless such modification or amendment is in writing and signed by both Parties.
d.
Representation and Warranty. Except as disclosed to the Company in writing prior to the date Executive signs this Agreement, Executive represents and warrants that Executive is not aware of and has no knowledge, either direct or indirect, of (a) any legal or regulatory violations by the Company or its employees, agents, or Affiliates, or (b) any other matter involving non-compliance with any applicable law, statute, or regulation by the Company or its employees, agents, or Affiliates.
e.
Successors. This Agreement shall be binding upon Executive and Company and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them and to their heirs, representatives, executors, administrators or assigns.
f.
Applicable Law and Venue. This Agreement shall be interpreted in all respects by the internal laws of the State of Michigan. The exclusive venue for the resolution of any disputes shall be solely in the state and federal courts located in Oakland County, Michigan.

g.
Remedies. In the event Executive breaches, or threatens to commit a breach of, any of the covenants in Paragraph 9, 10, 11, or 12, the Company shall have the right and remedy, without the necessity of proving actual damage, to enjoin, preliminarily and permanently, Executive from violating or threatening to violate such covenants and to have the covenants specifically enforced by any court or tribunal of competent jurisdiction. Such right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to Company at law or in equity.
h.
Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.

THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT THEY HAVE CAREFULLY READ THE FOREGOING AGREEMENT, KNOW AND UNDERSTAND THE CONTENTS THEREOF, AND VOLUNTARILY SIGN THE SAME OF THEIR OWN FREE ACT WITHOUT ANY THREAT, COERCION, OR UNDUE INFLUENCE OF ANY KIND.

EXECUTIVE ________________________________ Laurie Hough Date: ____________________________	CHAMPION HOMES, INC. By:________________________________ Tim Larson, President & CEO Date: _______________________________

EXHIBIT A

This following constitutes Exhibit A to the Separation Agreement (the “Agreement”) entered into by and between Champion Homes, Inc., for itself, its subsidiaries, parents and related entities (collectively, the “Company”) and Laurie Hough (“Executive”). Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

1.
Final Release of Claims. Executive hereby fully releases Company and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and Affiliates (including, without limitation, Champion Homes, Inc., and all agents, directors, officers, employees, representatives, and attorneys of such subsidiaries, joint ventures, and Affiliates) (collectively, "Released Parties"), and each of them, from any and all claims, liabilities, actions, or causes of action of any kind or character whatsoever, whether at law or in equity, whether known or unknown, whether contingent or absolute, which Executive may have against any of them. This is a general release of legal claims. This general release and waiver of claims includes, without limitation, claims under any state or federal constitution, statute, law, rule, regulation, or common-law principle of tort, contract, or equity, except for the obligations of the Company under this Agreement. This general release and waiver of claims includes, without limitation, claims for personal injuries, back pay, attorneys’ fees, losses or damage to real or personal property, economic loss or damage of any kind, breach of contract (express or implied, including the Employment Agreement), defamation, breach of any covenant of good faith (express or implied), tortious interference with contract, wrongful termination, business or personal tort (whether intentional or negligent), misrepresentation, or any other losses or expenses of any kind (whether arising in tort, contract, or by statute) arising out of Executive’s employment relationship with or separation from the Company and/or any other alleged acts or omissions by the Released Parties not expressly excluded herein. This general release and waiver of claims includes, without limitation, any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those arising under or relating to qui tam, employment discrimination, termination of employment, retaliation, payment of wages or provision of benefits, and the following federal statutes (in each case as amended: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act (“ADA”), the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act (“FMLA”), the Fair Labor Standards Act (“FLSA”), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act ("OWBPA"), the Uniformed Services Employment and Reemployment Rights Act ("USERRA"), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act (“OSHA”).

2.
Claims that Are Not Released. Notwithstanding the foregoing, the release contained in this Exhibit A shall not release or waive: (i) any rights or claims that Executive might have which arise as a result of any conduct that occurs after Executive signs this Exhibit A; (ii) any rights or claims for benefits under or workers’ compensation law or for continuation rights under COBRA; (iii) any claims that by law cannot be waived in a private agreement between an employer and an employee, including (without limitation) the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency; however, Executive waives any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on Executive’s behalf; (iv) rights to vested benefits under any applicable retirement and/or pension and/or deferred compensation plans; (v) rights under the applicable terms of equity plans and agreements (including the Award Agreement and agreements relating to the Options); and/or (vi) any claims to enforce the terms of the Agreement. Additionally, nothing contained herein shall be deemed to waive Executive’s right to directors and officers insurance coverage held by the Company or under the Skyline Champion Corporation Indemnification Agreement referenced in Section 9 of the Employment Agreement (the “Indemnification Agreement”).

3.
Consideration and Revocation Periods. Executive is advised to consult with an attorney before signing this Exhibit A. Executive understands that Executive may take up to twenty-one (21) days following Executive's receipt of this Exhibit A to consider its terms. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing this Exhibit A. Provided, however, Executive may not sign this Exhibit A before the Separation Date.

a.
If Executive accepts this Exhibit A, Executive must sign it and return it to Alan Robertson (arobertson@championhomes.com). By signing this Exhibit A, Executive acknowledges that Executive was afforded a period of at least twenty-one (21) days in which to consider it.
b.
Executive understands that Executive has a period of seven (7) days following the date of signing this Exhibit A within which to revoke this Agreement (the "Revocation Period"). To revoke this Exhibit A, Executive understands that Executive must provide written notification of revocation to Alan Robertson (arobertson@championhomes.com) within seven (7) days from the date Executive signed it. If Executive revokes her agreement to this Exhibit A, Executive shall not be entitled to or receive the Payments.

4.
Return of Company Property. Executive acknowledges and agrees that Executive has returned any and all property of the Company or the Released Parties that is in Executive possession, including, without limitation, all keys, badges, access cards, computers, devices, equipment, passwords, access codes, Confidential Information, supplies, documents, files, reports, and any flash drives and memory devices on which information and data may have been recorded or saved. Executive may retain purely personal information (e.g., pay and performance records) and other similarly personal, non-Company, information.

5.
Representation and Warranty. Except as disclosed to the Company in writing prior to the date Executive signs this Exhibit A, Executive represents and warrants that Executive is not aware of and has no knowledge, either direct or indirect, of (a) any legal or regulatory violations by the Company or its employees, agents, or Affiliates, or (b) any other matter involving non-compliance with any applicable law, statute, or regulation by the Company or its employees, agents, or Affiliates.

ACKNOWLEDGED AND AGREED:

Laurie Hough

Date: